DIRECTORS POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:


                                                       1933 Act    1940 Act
                                                       Reg. Number  Reg. Number

   AXP Variable Portfolio-Investment Series, Inc.       2-73115     811-3218
   AXP Variable Portfolio-Managed Series, Inc.          2-96367     811-4252
   AXP Variable Portfolio-Money Market Series, Inc.     2-72584     811-3190
   AXP Variable Portfolio-Income Series, Inc.           2-73113     811-3219


hereby constitutes and appoints Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 11th day of January, 2001.

/s/ Peter J. Anderson                                      /s/ Heinz F Hutter
Peter J. Anderson                                          Heinz F. Hutter

/s/ H. Brewster Atwater, Jr.                               /s/ Anne P. Jones
H. Brewster Atwater, Jr                                    Anne P. Jones

/s/ Arne H. Carlson                                        /s/ William R. Pearce
Arne H. Carlson                                            William R. Pearce

/s/ Lynne V. Cheney                                        /s/ Alan K. Simpson
Lynne V. Cheney                                            Alan K. Simpson

/s/ Livio D. DeSimone                                      /s/ John R. Thomas
Livio D. DeSimone                                          John R. Thomas

/s/ Ira D. Hall                                            /s/ C. Angus Wurtele
Ira D. Hall                                                C. Angus Wurtele

/s/ David R. Hubers
David R. Hubers